Exhibit 99.2

LiveOne to Announce Fourth Quarter and Fiscal 2023 Financial Results and Host Investor Webcast on June 27, 2023

- Investor Webcast on Tuesday, June 27, 2023 at 10:30 a.m. ET/7:30 a.m. PT -

LOS ANGELES, CA, June 21, 2023 -- LiveOne (Nasdaq: LVO), an award-winning, creator-first, music, entertainment and technology platform, plans to announce its operating and financial results for the fourth quarter ended March 31, 2023 and fiscal 2023 on Tuesday, June 27, 2023.

LiveOne’s senior management will host a live conference call and audio webcast to provide a business update and discuss its operating and financial results beginning at 10:30 a.m. ET / 7:30 a.m. PT on Tuesday, June 27, 2023.

Conference Call and Webcast:

WHEN: Tuesday, June 27th
TIME: 10:30 AM ET / 7:30 AM PT
DIAL-IN (Toll Free): 833-470-1428
DIAL IN NUMBER (Local): 404 975 4839
ACCESS CODE: 631816
REPLAY NUMBER: 866-813-9403 / ACCESS CODE: 527450

WEBCAST – Both the live webcast and a replay can be accessed on the Investor Relations section of LiveOne’s website at Events | LiveOne.

The webcast can also be accessed at: https://events.q4inc.com/attendee/477646455

About LiveOne, Inc.

Headquartered in Los Angeles, California, LiveOne, Inc. (NASDAQ: LVO) (the “Company”) is an award-winning, creator-first, music, entertainment and technology platform focused on delivering premium experiences and content worldwide through memberships and live and virtual events. The Company’s wholly-owned subsidiaries include Slacker Radio, a membership music streaming service, and PodcastOne, which generates more than 2.3 billion downloads per year, 350+ hours distributed weekly, and 14M+ monthly unique listeners. Nearly all new Tesla EVs sold in the U.S. come with a paid membership to LiveOne’s Slacker Radio (that now includes PodcastOne) which is paid by Tesla. As of June 16, 2023, the Company has accrued a paid and free ad-supported membership base of approximately 3.1 million, including over 2.2 million paid members**. The Company was awarded Best Live Moment by Digiday for its “Social Gloves” PPV Event, and has been a finalist for 8 more awards, including Best Live Event, Best Virtual Event, Best Overall Social Media Excellence, and Best Original Programming from Cynopsis and Digiday. As of February 9, 2023, the Company has streamed over 2,900 artists, has a library of 30 million songs, 600 curated radio stations, over 300 podcasts/vodcasts, hundreds of pay-per-views, personalized merchandise, released music-related NFTs, and created a valuable connection between fans, brands, and bands. The Company’s other wholly-owned subsidiaries include PPVOne, Gramophone Media, Palm Beach Records, Custom Personalization Solutions, and LiveXLive, and the Company’s other majority-owned subsidiaries are Drumify and Splitmind. LiveOne is available on iOS, Android, Roku, Apple TV, Amazon Fire, and through OTT, STIRR, and XUMO. For more information, visit liveone.com and follow us on Facebook, Instagram, TikTok, and Twitter at @liveone.

Forward-Looking Statements

All statements other than statements of historical facts contained in this press release are “forward-looking statements,” which may often, but not always, be identified by the use of such words as “may,” “might,” “will,” “will likely result,” “would,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or the negative of such terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements, including: the Company’s reliance on one key customer for a substantial percentage of its revenue; the Company’s ability to consummate any proposed financing, acquisition, spin-out, special dividend, distribution or transaction, including the proposed special dividend and spin-out of PodcastOne, Slacker or its pay-per-view business, the timing of the consummation of such proposed event, including the risks that a condition to consummation of such event would not be satisfied within the expected timeframe or at all, or that the consummation of any proposed financing, acquisition, spin-out, special dividend, distribution or transaction will not occur or whether any such event will enhance shareholder value; PodcastOne’s or Slacker’s ability to list on a national exchange; the Company’s ability to continue as a going concern; the Company’s ability to attract, maintain and increase the number of its users and paid members; the Company identifying, acquiring, securing and developing content; the Company’s intent to repurchase shares of its common stock from time to time under its announced stock repurchase program and the timing, price, and quantity of repurchases, if any, under the program; the Company’s ability to maintain compliance with certain financial and other covenants; the Company successfully implementing its growth strategy, including relating to its technology platforms and applications; management’s relationships with industry stakeholders; the effects of the global Covid-19 pandemic; uncertain and unfavorable outcomes in legal proceedings; changes in economic conditions; competition; risks and uncertainties applicable to the businesses of the Company’s subsidiaries; and other risks, uncertainties and factors including, but not limited to, those described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2022, filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 29, 2022, Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2022, filed with the SEC on February 14, 2023, and in the Company’s other filings and submissions with the SEC. These forward-looking statements speak only as of the date hereof, and the Company disclaims any obligations to update these statements, except as may be required by law. The Company intends that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.

**	Included in the total number of paid members for the reported periods are certain members which are the subject of a contractual dispute. LiveOne is currently not recognizing revenue related to these members.

LiveOne IR Contact:

Kirin Smith
PCG Advisory
(646) 823-8656
ksmith@pcgadvisory.com

LiveOne Press Contacts:

LiveOne
press@liveone.com